UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2019

VECTRUS, INC.

(Exact name of Registrant as specified in its charter)

Indiana	0001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2424 Garden of the Gods Road, Suite 300
Colorado Springs, CO 80919
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 591-3600

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VEC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On July 8, 2019, Vectrus Systems Corporation (“VSC”), a wholly-owned subsidiary of Vectrus, Inc. (“Vectrus”), completed the purchase (the “Acquisition”) of all of the issued and outstanding stock of Advantor Systems Corporation, a Florida corporation (“Advantor Systems”), and all of the issued and outstanding units of Advantor Systems, LLC, a Delaware limited liability company (“Advantor” and, collectively with Advantor Systems, the “Acquired Companies”), from Infrasafe, Holding, Inc. (f/k/a Infrasafe, Inc.), a Florida corporation (“Infrasafe Holding”), and Infrasafe, LLC (f/ka Advantor Systems, LLC), a Delaware limited liability company (“Infrasafe” and, collectively with Infrasafe Holding, the “Sellers”). VSC paid the Sellers cash consideration of $44 million, subject to customary adjustments at and following the closing.

Item 7.01. Regulation FD Disclosure.

On July 8, 2019 Vectrus issued a press release announcing the Acquisition. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is furnished pursuant to Item 7.01 Regulation FD Disclosure and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Vectrus, Inc. on July 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2019

VECTRUS, INC.

By: /s/ Kathryn S. Lamping
Its: Deputy General Counsel
and Corporate Secretary